Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 650.493.6811

October 23, 2024

Amprius Technologies, Inc.

1180 Page Avenue

Fremont, California 94538

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by Amprius Technologies, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the issuance of an aggregate of up to 7,015,819 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) up to 4,921,040 shares of Common Stock underlying options previously granted pursuant to the Amprius, Inc. 2008 Stock Plan (the “2008 Plan”) and (ii) up to 2,094,779 shares of Common Stock underlying options previously granted pursuant to the Amprius, Inc. Second Equity Incentive Plan (together with 2008 Plan, the “Plans”) (such shares in (i) and (ii), the “Shares”). The Registration Statement also covers the registration for resale of up to 5,337,717 of the Shares that may be issued upon the exercise of certain options previously granted pursuant to the Plans on behalf of the selling securityholders or their permitted transferees described in the prospectus included in the Registration Statement (the “Prospectus”).

We have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters, and such other documents which we consider necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf

AUSTIN  BEIJING  BOSTON  BOULDER  BRUSSELS  HONG KONG  LONDON  LOS ANGELES  NEW YORK  PALO ALTO

SALT LAKE CITY  SAN DIEGO  SAN FRANCISCO  SEATTLE  SHANGHAI  WASHINGTON, DC  WILMINGTON, DE

Amprius Technologies, Inc.

October 23, 2024

of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that when the Shares have been issued pursuant to the provisions of the applicable Plan, and pursuant to the agreements that accompany such Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any prospectus supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation